Exhibit 13.1

Securities and Exchange Commission
100 F Street NE
Washington, DC 20549

Ladies and Gentlemen:

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended March 31, 2018 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Mr. Sandeep Bakhshi, the Chief Operating Officer (Designate), Mr. Sandeep Batra, President and Mr. Rakesh Jha, Chief Financial Officer of ICICI Bank Limited, each certifies that, to the best of their knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ICICI Bank Limited.

Date: July 31, 2018

By:	/s/ Sandeep Bakhshi
	Name:	Sandeep Bakhshi
	Title:	Chief Operating Officer (Designate)

By:	/s/ Sandeep Batra
	Name:	Sandeep Batra
	Title:	President

By:	/s/ Rakesh Jha
	Name:	Rakesh Jha
	Title:	Chief Financial Officer